SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 22, 1999



                               APPLE SUITES, INC.
             (Exact name of registrant as specified in its charter)


        VIRGINIA                    333-77055                 54-1933472
       (State of                   (Commission              (IRS Employer
     incorporation)                File Number)           Identification No.)


                  306 EAST MAIN STREET
                   RICHMOND, VIRGINIA                 23219
                 (Address of principal              (Zip Code)
                  executive offices)



               Registrant's telephone number, including area code:
                                 (804) 643-1761

                                APPLE SUITES, INC.

                                    FORM 8-K

                                      Index

                                                                                          Page No.

Item 2.        Acquisition or Disposition of Assets                                          6

Item 7.        Financial Statements and Exhibits

         a.    Financial Statements

         Jackson, Mississippi

1.       Property Financial Statements

           Independent Auditors Report                                                      18

           Balance Sheets - December 31, 1998 and December 31, 1997                         19

           Statements of  Shareholders'  Equity - Years ended  December 31, 1997
           and December 31, 1998                                                            21

           Income Statements - Years ended December 31, 1998 and
           December 31, 1997                                                                22

           Statements of Cash Flows - Years ended December 31, 1998 and December
           31, 1997                                                                         23

           Notes to the Financial Statements - December 31, 1998 and
           December 31, 1997                                                                24

                                      * * *

           Balance Sheet - August 31, 1999 (unaudited)                                      27

           Statement of  Shareholders'  Equity - For the Period  January 1, 1999
           through August 31, 1999 (unaudited)                                              29

           Income  Statement - For the Period January 1, 1999 through August 31,
           1999 (unaudited)                                                                 30

           Statement  of Cash  Flows - For the Period  January  1, 1999  through
           August 31, 1999 (unaudited)                                                      31

                                       2

           Notes to the  Financial  Statements - For the Period  January 1, 1999
           through August 31, 1999 (unaudited)                                              32

   2.      Pro Forma Financial Statements

           Apple Suites, Inc.--Pro Forma Condensed Consolidated Balance Sheet as
           of September 30, 1999 (unaudited)                                                35

           Apple Suites, Inc.--Pro Forma Condensed Consolidated Statements of
           Operations for the Year Ended December 31, 1998 and the
           Nine Months Ended September 30, 1999 (unaudited)                                 37

           Apple Suites Management, Inc.--Pro Forma Condensed Consolidated
           Statements of Operations for the Year Ended December 31, 1998
           and the Nine Months Ended September 30, 1999 (unaudited)                         40


b.       Exhibits

                  4.1 Note dated December 22, 1999 in the principal amount of $ 4,384,500 made payable by Apple Suites, Inc. to the order of Promus Hotels, Inc.

                  4.2 Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement dated December 22, 1999 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. pertaining to the Jackson, Mississippi hotel.

                  4.3 Fee and Leasehold Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement dated December 22, 1999 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc., constituting a second lien on the Atlanta - Peachtree hotel.

                  4.4 Deed to Secure Debt Modification Agreement dated December 22, 1999, among Promus Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Atlanta - Galleria/Cumberland hotel.

                  4.5 Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement dated December 22, 1999 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. constituting a second lien on the Detroit - Warren hotel.

                  4.6 Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement and Fixture Filing dated December 22, 1999, from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. constituting a second lien on the Salt Lake City - Midvale hotel.

                  4.7 Second Deed of Trust Modification Agreement dated December 22, 1999, among Promus Hotels, Inc., Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership pertaining to the North Dallas - Plano hotel.

                  4.8 Second Deed of Trust Modification Agreement dated December 22, 1999, among Promus Hotels, Inc., Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership pertaining to the Dallas
                           - Addison and Dallas - Irving/Las Colinas hotels.

                  10.1 Indemnity dated December 22, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Jackson, Mississippi hotel.

                  10.2     Schedules 2.1(h), 3.1(a)-8, and 3.1(b)-8 to the
                           Master Hotel Lease Agreement dated September 20, 1999 between Apple Suites, Inc. (as lessor) and
                           Apple Suites Management, Inc. (as lessee).

                  10.3 Homewood Suites License Agreement dated December 22, 1999 between Promus Hotels, Inc. and Apple Suites Management, Inc. pertaining to the
                           Jackson, Mississippi hotel.

                  10.4 Management Agreement dated December 22, 1999 between Apple Suites Management, Inc. and Promus Hotels, Inc. pertaining to the Jackson, Mississippi hotel.

                  10.5 Letter dated December 22, 1999 interpreting Management Agreement dated December 22, 1999 among Apple Suites, Inc., Promus Hotels, Inc., Promus Hotels Florida, Inc. and Hampton Inns, Inc. pertaining to the Jackson, Mississippi hotel.

                  10.6 Comfort Letter dated December 22, 1999 among Promus Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Jackson, Mississippi hotel.

                  10.7 Negative Pledge Agreements dated December 22, 1999 between Apple Suites, Inc. and Promus Hotels, Inc.

                  10.8 Promissory Note dated December 22, 1999 in the amount of $ 45,000 made payable by Apple Suites Management, Inc. to the order of Apple Suites, Inc.
                           (Hotel Franchise Fees)

                  10.9 Promissory Note dated December 22, 1999 in the amount of $ 9,100 made payable by Apple Suites Management, Inc. to the order of Apple Suites, Inc.

                  24       Consent of Independent Auditors

Item 2.  Acquisition or Disposition of Assets

         We purchased the Jackson-Ridgeland (Mississippi) hotel (described below), an existing Homewood Suites(R) property, from Promus Hotels, Inc. as of December 22, 1999. The total purchase price for the hotel was $5,846,000. We used proceeds from our offering of common shares to pay twenty-five percent of this total, or $1,461,500, at closing in cash. The balance of 75%, or $4,384,500, is being financed by Promus Hotels, Inc. as short-term or "bridge financing," as described below.

         We paid a real estate commission on this purchase to Apple Suites Realty Group, Inc., as our real estate broker. This corporation is owned by Glade M. Knight, who is our president and chief executive officer. The total amount of the real estate commission was $116,920, which equals two percent (2%) of the total purchase price.

GENERAL BACKGROUND

         The Jackson-Ridgeland hotel is an extended-stay hotel, and is licensed to operate as Homewood Suites(R) property. We believe that the majority of the guests at the hotel during the past 12 months have been business travelers. We expect that this pattern will continue.

         Each suite at a Homewood Suites(R) property consists of a bedroom and a living room, with an adjacent kitchen area. The basic suite is known as a "Homewood Suite," which generally has one double or king-size bed. Larger suites, known as "Master Suites" or "Extended Double Suites" are also available. These suites have larger rooms, with either one king-size bed or two smaller beds. The largest suites contain two separate bedrooms. Wheelchair-accessible suites are available at each hotel.

         The suites have many features and amenities in common. Most suites have ceiling fans and two color televisions (one in the bedroom and one in the living room). Some suites have fireplaces. Typical living room furniture includes a sofa (often a fold-out sleeper sofa), coffee table and work/dining table with chairs. Some living rooms contain a recliner and a videocassette player. The kitchens vary, but generally have a microwave, refrigerator, dishwasher, coffee maker and stove, together with basic cookware and utensils.

         The hotel is marketed, in part, through the Homewood Suites(R) web site (http://www.homewood-suites.com), which is generally available 24 hours a day, seven days a week, around the world. Reservations may be made directly through the web site. The reservation system and the web site are linked to, and cross-marketed with, the reservation systems and web sites for other hotel franchises that are owned and operated by Promus Hotels, Inc. Those other franchises include Hampton Inns(R), Doubletree Hotels(R) and Embassy Suites(R). Such cross-marketing may affect occupancy at the Homewood Suites(R) properties by directing travelers toward, or away from, Homewood Suites(R).

         The hotel was actively conducting business at the time of their acquisition. We believe that the acquisition was conducted without materially disrupting any of the daily activities at the hotel. During the past 12 months, the hotel has been covered with property and liability insurance, and we have arranged to continue such coverage. We believe the hotel is adequately covered by insurance.

SPECIFIC FEATURES

         The Homewood Suites(R) Jackson - Ridgeland is located on a 3.94 acre site at 853 Centre Street, Ridgeland, Mississippi 39157. The hotel is approximately 10 miles from downtown Jackson and 15 miles from the Jackson Municipal Airport.

         The hotel opened in February 1997. It has wood frame construction and consists of a single building with three stories. The hotel contains 91 suites, which have a combined area of 41,729 (rentable) square feet. The following types of suites are available:

         Type of Suite         Number Available         Square Feet Per Suite
         -------------         ----------------         ---------------------

         Master Suite                56                       406 to 510
         Homewood Suite              29                       458 to 557
         Two-Bedroom Suite            6                          690

         The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 45 to 50 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 108 spaces. The hotel provides complimentary shuttle service within a five mile radius (and to airport).

         We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $333,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, furniture replacement, bathroom upgrades and parking lot resurfacing and restriping. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

         During 1999, the average stay at the hotel has been approximately three nights, and approximately 48.2% of the guests have stayed for five nights or more. Occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  Average Daily Occupancy Rate (calendar year)

                        1997         1998          1999
                        ----         ----          ----

                        63.8%        80.6%         78.2%

         For January 1, 1999 through December 28, 1999, the average daily rate per suite was $81.98, and the average daily net revenue per suite was $63.92. As explained below, revenue from the hotel's operations will be used to pay interest due under the promissory note dated December 22, 1999. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of net revenue specified above, approximately 17.55% of the hotel's revenue would be needed to cover its portion of the interest payments.

         The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

      Length of Stay
      (number of nights)        Homewood        Master        Two Bedroom
      ------------------        --------        ------        -----------

      1  to  4                    $92            $92             $149
      5  to 11                     82             82              119
      12 to 28                     74             74              119
      29 or more                   69             69              109

         The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by 20 to 33%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During the past 12 months, we estimate that approximately 70% of the hotel's guests received a corporate discount.

         The chief corporate accounts (as designated in the hotel's records) include Fire Victims, Entergy, Copac, Computer Task Group, Mississippi Diversified, Mississippi Baptist Health Systems, Hydro Ellay Enfield, Saks/McRaes, International Paper and HMA. From January 1, 1999 through August 2, 1999, the 10 biggest corporate accounts were responsible for approximately 24.5% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

         The table below shows the average effective annual rental per square foot since the opening of the hotel:

                   1997
               (annualized)           1998              1999
               ------------           ----              ----

                  $33.32             $50.70            $50.88

         The depreciable real property component of the hotel has a currently estimated Federal tax basis of $5,287,765 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

         The following table sets forth the 1999 real estate tax information for the hotel:


Tax                         Estimated Value         Taxable Portion              Tax                 Amount
Jurisdiction                (tax purposes)        (15% of Est. Value)            Rate                of Tax
------------                ---------------       -------------------            ----                ------
Madison County                $4,044,310                $606,650               0.09917             $60,161.48

         We estimate that the annual property tax on the expected improvements will be approximately $33,000 or less.

         At least six competing hotels are located within seven miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) One of the competing hotels is newer than the hotel. The newer competing hotel has a franchise with Townplace Suites. The other competing hotels have franchises with Residence Inn, Cabot Lodge, Courtyard by Marriott, Harvey Hotel and Hilton. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for up to six new extended-stay hotels within 12 miles of the hotel. We expect these new hotels to be franchised with Comfort Inn, Hawthorne Suites, Jameson Inn, King Edward Hotel, Hilton Gardens and Springhill Suites.

HOTEL SUPPLIES AND FRANCHISE FEES

         We have provided Apple Suites Management, Inc. with funds for the purchase of certain hotel supplies, such as sheets, towels and so forth. Apple Suites Management, Inc. is obligated to repay us under a promissory note made in the principal amount of $9,100. This promissory note provides for an annual interest rate of nine percent (9%), which would increase to twelve percent (12%) if a default occurs, and repayment in sixty-one (61) monthly installments. The first installment consists of interest only. The due date for the first installment, subject to a five-day grace period, is January 1, 2000. The remaining installments consist of principal and interest on an amortized basis. The final maturity date is January 1, 2005.

         We have also provided Apple Suites Management, Inc. with funds for the payment of hotel franchise fees to Promus Hotels, Inc. Apple Suites Management, Inc. is obligated to repay us under a promissory note made in the principal amount of $45,000. This promissory note is substantially similar to the one described above, but provides for repayment in one hundred twenty-one (121) monthly installments and has a final maturity date of January 1, 2010.

DESCRIPTION OF FINANCING

         As indicated above, Promus Hotels, Inc. financed 75% of the purchase price of the Jackson-Ridgeland hotel. This financing is substantially similar to the financing provided by Promus Hotels, Inc. when we purchased our other hotels. The amounts we owe to Promus Hotels, Inc. are evidenced by the following promissory notes:

                                    Original                Remaining
      Date of                      Principal             Principal as of        Annual Rate         Date of
  Promissory Note                    Amount              January 1, 2000        of Interest         Maturity
  ---------------                    ------              ---------------        -----------         --------
September 20, 1999                $26,625,000              $26,625,000              8.5%        October 1, 2000
October 5, 1999                   $ 7,350,000              $ 7,350,000              8.5%        October 1, 2000
November 29, 1999                 $30,210,000              $30,210,000              8.5%        December 1, 2000
December 22, 1999                 $ 4,384,500              $ 4,384,500              8.5%        January 1, 2001

         We consider the financing from Promus Hotels, Inc. to be "bridge financing" because of its short-term nature (that is, each promissory note reaches maturity within approximately one year of its date of execution). Despite the temporary use of bridge financing, over the long-term we will seek to hold our properties on an all-cash basis, as indicated in the prospectus.

         The promissory notes have several provisions in common, which include the following:

         o    monthly interest payments
         o monthly principal payments, to the extent of the net equity proceeds from our offering of common shares
         o our delivery of monthly notices to specify such net equity proceeds
         o our right to prepay the notes, in whole or in part, without premium or penalty
         o a late payment premium of four percent (4%) for any payment not made within ten (10) days of its due date

         Principal payments under the promissory note dated as of December 22, 1999 are not scheduled to start until the other promissory notes have been paid in full. Assuming those other notes continue to be paid on schedule, principal under the note dated as of December 22, 1999 will be due in a single installment on its maturity date.

SOURCE OF PAYMENTS

         Revenue from the operation of the hotels will be used to pay interest under the promissory notes we have made to Promus Hotels, Inc. The "net equity proceeds" from our offering of common shares will be used to pay principal. The phrase "net equity proceeds" means the total proceeds from our offering of common shares, as reduced by selling commissions, a marketing expense allowance, closing costs, various fees and charges (legal, accounting, and so forth), a working capital reserve and a reserve for renovations, repairs and replacements of capital improvements. We were permitted, by an October 1999 letter agreement, to use our net equity proceeds to pay 25% of the purchase price of the Jackson-Ridgeland hotel (rather than use such amounts exclusively for payments under the earlier promissory notes.)

         There can be no assurance that the net equity proceeds from our offering of common shares will be sufficient to pay principal under the promissory notes on or before the required due dates. The following amounts would be due on the maturity dates of the promissory notes, assuming that interest payments are made on schedule and that no payments of principal are made before those maturity dates:


    Date of                      Principal                Monthly                 Total Due
   Maturity                         Due                 Interest Due             at Maturity
   --------                         ---                 ------------             -----------
October 1, 2000                  $33,975,000             $240,656.25            $34,215,656.25
December 1, 2000                 $30,210,000             $213,987.50            $30,423,987.50
January 1, 2001                  $ 4,384,500             $ 31,056.88            $ 4,415,556.88

         In the event of a default under the promissory notes, various remedies are available to Promus Hotels, Inc. under certain deeds of trust, which are described below.

LICENSING AND MANAGEMENT

         We expect that the Jackson-Ridgeland hotel will continue to operate as Homewood Suites(R) property. To help achieve that result, Promus Hotels, Inc. has executed a license agreement dated as of January 4, 2000. Promus Hotels, Inc. is managing the hotel under a management agreement dated as of December 22, 1999. These license and management agreements are among the material contracts described below.


                          SUMMARY OF MATERIAL CONTRACTS

DEEDS OF TRUST AND RELATED DOCUMENTS

         Each of our hotels, including the Jackson-Ridgeland hotel, is subject to a mortgage on its real property, a security interest in its personal property, and an assignment of hotel rents and revenues, all in favor of Promus Hotels, Inc. (As described above, Promus Hotels, Inc. provided financing for our hotel purchases). These encumbrances are created by substantially similar documents. For simplicity, we will refer to each of these documents as a "deed of trust."

         At each closing on our purchase of a hotel or group of hotels, we further encumbered our other hotels. Those further encumbrances are created by either additional deeds of trust or negative pledges. These documents are described below.

         Each deed of trust corresponds to one of the promissory notes we made to Promus Hotels, Inc., and secures the payment of principal and interest under that promissory note. The encumbrance created by a deed of trust will terminate when its corresponding promissory note is paid in full.

         We are subject to various requirements under the deeds of trust. For instance, we must maintain adequate insurance on the hotels and we must not grant any further assignments of rents or leases with respect to the hotels.

         Each deed of trust contains a substantially similar definition of events of default. In each case, the events of default include (without limitation) any default that occurs under any of the promissory notes or under another deed of trust, and any sale of the secured property without the prior consent of Promus Hotels, Inc. Upon any event of default, various remedies are available to Promus Hotels, Inc. Those remedies include, for example (1) declaring the entire principal balance under the promissory notes, and all accrued and unpaid interest, to be due and payable immediately; (2) taking possession of the secured property, including the hotels; and (3) collecting hotel rents and revenues, or foreclosing on the hotels, to satisfy unpaid amounts under the promissory notes. Each deed of trust requires us to pay any costs that may be incurred in exercising such remedies.

         Negative pledges apply to three of our hotels (Richmond - West End, Clearwater and Baltimore - BWI Airport). The negative pledges prohibit any transfer or further encumbrance of the hotels, in whole or in part, without the prior written consent of Promus Hotels, Inc. Each negative pledge was executed concurrently with a particular promissory note, and will terminate when its corresponding promissory note is paid in full.

ENVIRONMENTAL INDEMNITY

         An environmental indemnity applies to the Jackson-Ridgeland hotel. This indemnity protects Promus Hotels, Inc. in the event that we undertake any corrective work to remove or eliminate hazardous materials from the hotel. Hazardous materials are defined in the indemnity to include, for example, asbestos and other toxic materials. We are not aware of any hazardous materials at the hotel, but there can be no assurance that such materials are not present.

         Under the indemnity, we have agreed to indemnify and protect Promus Hotels, Inc. from any losses that it may incur because of (1) the nonperformance, or delayed performance and completion, of corrective work; or
(2) the enforcement of the indemnities. Our indemnity generally will terminate upon payment in full under the promissory note dated as of December 22, 1999. However, our indemnity will continue with respect to those litigation or administrative claims, if any, that involve indemnified losses and that are pending at the date of full payment. In addition, for a period of four years after the date of such full payment, we will be obligated to pay any enforcement costs for subsequent litigation or administrative claims.

MASTER HOTEL LEASE AGREEMENT

         We have leased the Jackson-Ridgeland hotel to Apple Suites Management, Inc. Our existing master hotel lease agreement, dated as of September 20, 1999, has been supplemented to include this hotel as leased properties.

         The master hotel lease agreement provides that Apple Suites Management, Inc. will pay us a base rent, percentage rent and certain additional charges. Base rent is payable in advance in equal monthly installments. In addition, for each calendar quarter during the term of the leases, Apple Suites Management, Inc. will pay percentage rent based on a percentage of gross revenues (less sales and room taxes), referred to as "suite revenue," derived in connection with the rental of suites at the hotel. The percentage rent is equal to (a) 17% of all year-to-date suite revenue, up to the applicable quarterly suite revenue breakpoint (as shown below); plus
(b) 55% of the year-to-date suite revenue in excess of the applicable quarterly suite revenue breakpoint, less both base rents and the percentage rent paid year to date. The base rent and the quarterly suite revenue breakpoints will be adjusted each year beginning on January 1, 2001, based on the most recently published Consumer Price Index.

         An annual base rent is $462,750 for both 1999 and 2000. The quarterly suite revenue breakpoints through 2008, before any adjustment based on the Consumer Price Index, are described in the table below and in the subsequent paragraph:


                 Suite Revenue Breakpoints for the First Quarter

  2000             2001         2002         2003         2004        2005          2006         2007         2008
  ----             ----         ----         ----         ----        ----          ----         ----         ----
$150,394        $155,021     $161,963     $166,590     $171,218     $175,845      $180,473     $185,100     $189,728

         In all cases, the suite revenue breakpoints for the second, third and fourth quarters of the same years are determined by multiplying the breakpoint for the first quarter (as shown above) by two, three or four, respectively.

HOTEL LICENSE AGREEMENT

         The Jackson-Ridgeland hotel is licensed to operate as a Homewood Suites(R) property. This license was granted by Promus Hotels, Inc. to Apple Suites Management, Inc. under a license agreement dated as of January 4, 2000.

         The license agreement provides that Apple Suites Management, Inc. has the right to operate the hotel using the Homewood Suites(R) "System." The "System" includes the service mark "Homewood Suites(R)" and other associated service marks and similar property rights, access to a reservation system, distribution of advertising, access to a "Standards Manual," and access to other training, information, programs and policies comprising the Homewood Suites(R) hotel business.

         In exchange for the license to use the Homewood Suites(R) System, Apple Suites Management, Inc. has agreed to numerous requirements and restrictions applicable to its operation of the hotel. Apple Suites Management, Inc. is also required to pay royalties and other fees, as described below.

         Apple Suites Management, Inc. will be subject to various operational requirements pursuant to the license agreement and a "Standards Manual." The Standards Manual may be changed at any time by Promus Hotels, Inc. As described below, Promus Hotels, Inc. will act as the manager of the hotel under a management agreement. As a practical matter, many of the requirements in the license agreement and Standards Manual will be the responsibility of Promus Hotels, Inc. However, certain requirements will remain the practical responsibility of Apple Suites Management, Inc. Furthermore, the failure of Promus Hotels, Inc. to comply with the management agreement will not, of itself, relieve Apple Suites Management, Inc. from the obligations imposed upon it under the license agreement. In such event, the remedies available to Apple Suites Management, Inc. may be limited to monetary damages for breach of the hotel management agreement.

         The hotel must be operated in accordance with the requirements established by Promus Hotels, Inc. These requirements cover matters such as the types of services and products that may be offered at the hotel, the style and type of signage, the appearance and condition of the hotel, the use of the reservations system for guests, adherence to a 100% Satisfaction Guarantee rule of operation, required insurance coverage and other requirements. The requirements are designed to insure that each hotel meets uniform guidelines for all Homewood Suites(R) Hotels, wherever located.

         Under the license agreement, Apple Suites Management, Inc. is granted the right to use the Homewood Suites(R) System only during the term of the license agreement, and has no other ownership interest in, or rights to, such System. The term of the license agreement is 20 years, but the agreement is subject to early termination for various reasons, including default by Apple Suites Management, Inc. or its efforts to obtain bankruptcy protection. If the license agreement is terminated for any reason, the hotel must immediately cease to identify itself as a Homewood Suites(R) Hotel.

         Apple Suites Management, Inc. is required to pay to Promus Hotels, Inc. the following monthly amounts: (1) A royalty fee equal to 4% of the gross suites revenues (less sales and room taxes) received from rental of suites at the hotel; (2) a marketing contribution equal to 4% of gross suites revenues; (3) any amounts due Promus Hotels, Inc. for goods or services provided by Promus Hotels, Inc. to Apple Suites Management, Inc.; and (4) the amount of sales, gross receipts or similar taxes imposed on Promus Hotels, Inc. as a result of the payments described in clauses (1), (2), and (3) of this sentence.

         Apple Suites Management, Inc. is required to prepare and deliver to Promus Hotels, Inc. daily, monthly and other reports which, among other things, certify gross revenues from operation of the hotel. The 4% marketing contribution  is subject  to change by Promus  Hotels,  Inc.  from time to time.
Furthermore, there is no assurance that the marketing contribution from the hotel will be used to fund advertising or marketing for the hotel actually making the contribution.

         Under the license agreement, Promus Hotels, Inc. may from time to time require Apple Suites Management, Inc. to upgrade hotel facilities to meet the standards then specified in the Standards Manual. We expect to pay the costs of any such required upgrades from the proceeds of our ongoing offering of common shares, although there can be no assurance that such proceeds will be sufficient for this purpose.

HOTEL MANAGEMENT AGREEMENT

         The  Jackson-Ridgeland  hotel is being managed by Promus  Hotels,  Inc.
under a management agreement dated December 22, 1999 with Apple Suites Management, Inc. (which is leasing the hotel from us, as discussed above).

         The management agreement requires Promus Hotels, Inc. to operate the hotel in conformity with the hotel license agreement described above. Promus Hotels, Inc. will be responsible for directing the day-to-day activities of the hotel and establishing policies and procedures relating to the management and operation of the hotel.

         As part of its responsibilities for directing the day-to-day activities of the hotel, Promus Hotels, Inc. will hire, supervise and determine the compensation and terms of employment of all hotel personnel. Promus Hotels, Inc. also will determine the terms for admittance, room rates and all use of hotel rooms. Promus Hotels, Inc. will select and purchase all operating equipment and supplies for the hotel. Promus Hotels, Inc. will be responsible for (1) advertising and promoting the hotel in coordination with the requirements of the license agreement described above; and (2) obtaining and maintaining any permits and licenses required to operate the hotel.

         Each year, Promus Hotels, Inc. will submit a proposed operating budget for the hotel to Apple Suites Management, Inc. for its approval. Each budget will include a business plan describing the business objectives and strategies for the hotel for the period covered by the budget. In addition, Promus Hotels, Inc. will submit a recommended capital budget to Apple Suites Management, Inc. for its approval. The capital budget will apply to furnishings, equipment and ordinary hotel capital replacements needed to operate the hotel in accordance with the hotel license agreement. At a minimum, each year's budget for capital improvements will provide for capital expenditures that are required to meet the minimum standards of the hotel license agreement, subject to the following limits: (1) three percent (3%) of adjusted gross revenues for the first full year after the commencement of the management agreement; (2) four percent (4%) of adjusted gross revenues for the second full year after the commencement of the management agreement; and (3) five percent (5%) of adjusted gross revenues for each year thereafter.

         In exchange for performing the services described above, Promus Hotels, Inc. will receive a management fee, payable monthly. The management fee will equal 4% of adjusted gross revenues. Adjusted gross revenues are defined generally as all revenues derived from the hotel, as reduced by (1) refunds;
(2) sales and other similar taxes; (3) proceeds from the sale or other disposition of the hotel furnishings and other capital assets; (4) fire and extended coverage insurance proceeds; (5) credits or refunds made to customers;
(6) condemnation  awards; (7) proceeds of financing or refinancing of the hotel;
(8) interest on bank accounts; and (9) gratuities or service charges added to a customer's bill.

         Prior to the second anniversary of the management agreement, a portion of the management fee equal to 1% of adjusted gross revenues will be subordinated to payment of a basic return to Apple Suites Management, Inc. The basic return is generally equal to 11% of the purchase price for the hotel (and related acquisition costs).

         The management agreement has a 15-year term. However, Apple Suites Management, Inc. may terminate the management agreement after its tenth anniversary. If it does so, Promus Hotels, Inc. will be entitled to a termination fee. The termination fee generally is equal to (1) the aggregate management fees earned during the preceding 24 months, if the termination occurs after the tenth anniversary but on or before the 14th anniversary of the effective date of the management agreement; or (2) the average monthly management fee earned during the preceding 24 months times the number of full calendar months remaining in the term, if the termination occurs after the 14th anniversary of the effective date of the management agreement.

         In addition, if the hotel license agreement is terminated, Promus Hotels, Inc. may terminate the management agreement. If Promus Hotels, Inc. terminates the management agreement it will be entitled to a termination fee equal to (a) $449,143 if the termination occurs within two years of the effective date of the management agreement; (b) 150% of the aggregate monthly management fees earned during the preceding 24 months, if the termination occurs after the second anniversary but on or before the tenth anniversary of the effective date of the management agreement; (c) 75% of the aggregate monthly management fees earned during the preceding 24 months, if the termination occurs after the tenth anniversary but on or before the 14th anniversary of the effective date of the management agreement; or (d) the average monthly management fee earned during the preceding 24 months times the number of full calendar months remaining in the term, if the termination occurs after the 14th anniversary of the effective date of the management agreement.

         Beginning in the first full calendar year of operations, Apple Suites Management, Inc. may terminate the management agreement if Promus Hotels, Inc. fails to achieve, in any two consecutive calendar years, a gross operating profit which is at least equal to 85% of the annual budgeted gross operating profit. Promus Hotels, Inc. can avoid termination by making a cash payment to Apple Suites Management, Inc. equal to the difference between the gross operating profits achieved and 85% of the budgeted gross operating profits for the second such year. Generally, gross operating profit is defined as the amount by which adjusted gross revenues exceed operating costs.

COMFORT LETTERS

         Our decision to lease the Jackson-Ridgeland hotel to Apple Suites Management, Inc., is based upon certain technical tax considerations that apply to us as a real estate investment trust (or REIT) for federal income tax purposes. To address operational complexities and other potential problems that may arise from using Apple Suites Management, Inc. as the lessee of our hotel and the party to the license agreement and management agreement, we have entered into a "Comfort Letter" with Promus Hotels, Inc. dated as of December 22, 1999. The comfort letter grants us certain rights if problems arise under such agreements, or if the lease structure is no longer necessary for tax purposes. The chief provisions of the comfort letter are described below.

         First, as long as we are the owner of the hotel and the license agreement is in effect, Promus Hotels, Inc. has agreed to notify us of any breach of the license agreement or management agreement by the lessee. We will have 10 days to cure any monetary default and 30 days to cure any non-monetary default. There is no opportunity to cure defaults not capable of being cured (such as bankruptcy of the lessee or a transfer in violation of the license agreement), but in such situation, a default would occur under the lease and we would be able to terminate the lease.

         Second, if there is a default under the lease and we elect to terminate the lease, we have the right, which may be exercised within 90 days after giving notice of termination to Promus Hotels, Inc., to enter into a new lease agreement with a successor lessee. In general, any such successor lessee must be majority owned and controlled by us or our affiliates (which includes our directors and executive officers) and must be a person or entity that has adequate financial resources to perform under the lease, is not the franchisor or operator of a competing chain of hotels, and enjoys a favorable reputation for integrity. If we enter into a new lease, the successor lessee will have a right to enter into a new license agreement and new management agreement with Promus Hotels, Inc. for the balance of the original terms of those agreements. However, if we are unable to provide a qualified successor lessee within such 90-day period, the license agreement may be terminated at the option of Promus Hotels, Inc. and we will be obligated to pay liquidated damages to Promus
Hotels, Inc. In general, liquidated damages are an amount equal to the total fees payable under the license agreement for the three years prior to termination. If the hotel has been open for less than three years, the amount is equal to the greater of: (1) 36 times the monthly average of fees payable for the period during which the hotel has been open; or (2) 36 times the amount payable for the last full month of operation prior to termination. If the hotel is open but has not been in operation for a full month, liquidated damages equal $3,000 per suite in the hotel. Other liquidated damage provisions apply in the case of termination of the license agreement before commencement of construction of the hotel or if construction is complete but the hotel is not yet opened.

         Third, the comfort letter provides that if the income tax rules applicable to real estate investment trusts are amended to permit us to operate the hotel directly, we may give notice of such tax change to Promus Hotels, Inc. and of our election to terminate the lease. We then have the right to enter into a new license agreement and a new management agreement for a term equal to the balance of the original terms of such agreements.




                                                   L.P. MARTIN & COMPANY
                                                 A PROFESSIONAL CORPORATION
               MEMBERS                          CERTIFIED PUBLIC ACCOUNTANTS                        MEMBERS
         VIRGINIA SOCIETY OF                        4132 INNSLAKE DRIVE                      AMERICAN INSTITUTE OF
     CERTIFIED PUBLIC ACCOUNTANTS                GLEN ALLEN, VIRGINIA 23060              CERTIFIED PUBLIC ACCOUNTANTS


LEE P. MARTIN, JR., C.P.A.                         PHONE: (804) 346-2626                        ROBERT C. JOHNSON, C.P.A.
WILLIAM L. GRAHAM, C.P.A.                           FAX: (804) 346-9311                   LEE P. MARTIN, C.P.A. (1948-76)
BERNARD G. KINZIE, C.P.A.
W. BARCLAY BRADSHAW, C.P.A.


                          Independent Auditors' Report



Apple Suites, Inc.
Richmond, Virginia

         We have audited the accompanying balance sheets of the Homewood Suites Hotel - Jackson as of December 31, 1998 and 1997, and the related statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the management of the hotel. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the Homewood Suites Hotel - Jackson.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Homewood Suites Hotel - Jackson as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                           /s/ L. P. Martin & Co., P. C.


November 7, 1999

                         HOMEWOOD SUITES HOTEL - JACKSON

                                 BALANCE SHEETS

                                     ASSETS

                                                        December 31,
                                                 1998                   1997
CURRENT ASSETS
   Cash                                   $        34,756      $         13,970
   Accounts Receivable, Net                       148,205               104,456
   Prepaids and Other                              25,350                25,350
                                          ---------------       ---------------

           TOTAL CURRENT ASSETS                   208,311               143,776
                                          ---------------       ---------------

INVESTMENT IN HOTEL PROPERTY
   Land and Improvements                          749,969               749,969
   Buildings and Improvements                   5,284,823             5,161,652
   Furniture, Fixtures and Equipment            1,197,181             1,182,151
                                          ---------------       ---------------

           TOTAL                                7,231,973             7,093,772
   Less:  Accumulated Depreciation               (797,849)             (380,298)
                                          ---------------       ---------------

        NET INVESTMENT IN HOTEL PROPERTY        6,434,124             6,713,474
                                          ---------------       ---------------




           TOTAL ASSETS                   $     6,642,435       $     6,857,250
                                          ===============       ===============














The accompanying notes are an integral part of these financial statements.

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                        December 31,
                                                 1998                   1997
CURRENT LIABILITIES
   Accounts Payable                       $        98,225       $       144,491
   Accrued Taxes                                   87,475                43,165
   Accrued Expenses - Other                        41,034                39,523
                                          ---------------       ---------------

           TOTAL CURRENT LIABILITIES              226,734               227,179
                                          ---------------       ---------------



SHAREHOLDERS' EQUITY
   Contributed Capital                          6,046,570             6,734,271
   Retained Earnings (Accumulated Deficit)        369,131              (104,200)
                                          ---------------       ---------------

           TOTAL SHAREHOLDERS' EQUITY           6,415,701             6,630,071
                                          ---------------       ---------------





           TOTAL LIABILITIES AND
            SHAREHOLDERS' EQUITY          $     6,642,435       $     6,857,250
                                          ===============       ===============

                         HOMEWOOD SUITES HOTEL - JACKSON

                       STATEMENTS OF SHAREHOLDERS' EQUITY


                                                                  Retained
                                                                  Earnings               Total
                                          Contributed           (Accumulated          Shareholders'
                                             Capital              Deficit)               Equity


Balances, January 1, 1997                 $     4,638,129       $       (70,003)      $     4,568,126

Net Loss                                                -               (34,197)              (34,197)

Capital Contributions, Net                      2,096,142                     -             2,096,142
                                          ---------------       ---------------       ---------------

Balances, December 31, 1997                     6,734,271              (104,200)            6,630,071

Net Income                                              -               473,331               473,331

Capital Distributions, Net                       (687,701)                    -              (687,701)
                                          ---------------       ---------------       ---------------

Balances, December 31, 1998               $     6,046,570       $       369,131       $     6,415,701
                                          ===============       ===============       ===============




















The accompanying notes are an integral part of these financial statements.

                         HOMEWOOD SUITES HOTEL - JACKSON

                                INCOME STATEMENTS


                                                    Years Ended December 31,
                                                  1998                  1997

GROSS OPERATING REVENUE
   Suite Revenue                          $     2,115,861       $     1,390,347
   Other Customer Revenue                         161,811               130,494
                                          ---------------       ---------------

           TOTAL REVENUE                        2,277,672             1,520,841
                                          ---------------       ---------------

EXPENSES
   Property and Operating                         927,878               700,874
   General and Administrative                      69,009                56,870
   Advertising and Promotion                      128,067                87,703
   Utilities                                       87,815                73,585
   Real Estate and Personal Property Taxes,
     and Property Insurance                        89,387                43,959
   Depreciation Expense                           417,551               380,298
   Franchise Fees                                  84,634                     -
   Pre-Opening Expenses                                 -               211,749
                                          ---------------       ---------------

           TOTAL EXPENSES                       1,804,341             1,555,038
                                          ---------------       ---------------

           NET INCOME (LOSS)              $       473,331       $       (34,197)
                                          ===============       ===============
















The accompanying notes are an integral part of these financial statements.

                         HOMEWOOD SUITES HOTEL - JACKSON

                            STATEMENTS OF CASH FLOWS

                                                  Years Ended December 31,
                                                  1998                  1997
CASH FLOWS FROM (TO) OPERATING ACTIVITIES
   Net Income (Loss)                      $       473,331       $       (34,197)
                                          ---------------       ---------------
   Adjustments to Reconcile Net Income
     (Loss) to Net Cash Provided by
      Operating Activities:
       Depreciation                               417,551               380,298
       Change In:
         Accounts Receivable                      (43,749)             (104,456)
         Prepaids and Other Current Assets              -               (25,350)
         Accounts Payable                         (46,266)                7,278
         Accrued Taxes                             44,310                42,292
         Accrued Expenses - Other                   1,511                36,532
                                          ---------------       ---------------
   Net Adjustments                                373,357               336,594
                                          ---------------       ---------------

           NET CASH FLOWS FROM OPERATING
             ACTIVITIES                           846,688               302,397

CASH FLOWS TO FINANCING ACTIVITIES
     Capital Distributions, Net                  (825,902)             (290,927)
                                          ---------------       ---------------

           NET INCREASE  IN CASH                   20,786                11,470

           CASH, BEGINNING OF YEAR                 13,970                 2,500
                                          ---------------       ---------------

           CASH, END OF YEAR              $        34,756       $        13,970
                                          ===============       ===============

SUPPLEMENTAL DISCLOSURES:
   NONCASH FINANCING AND INVESTING ACTIVITIES
     YEAR ENDED DECEMBER 31, 1998
       Investments in hotel properties in the amount of $138,201 were financed with capital contributions.

     YEAR ENDED DECEMBER 31, 1997
       Investments in hotel properties in the amount of $7,093,772, were financed with capital contributions.

       Construction in progress in the amount of $5,186,984 was reclassified to investment in hotel properties.

       Accounts payable for construction costs totaling $480,281 was curtailed with capital contributions.

The accompanying notes are an integral part of these financial statements.

                         HOMEWOOD SUITES HOTEL - JACKSON

                        NOTES TO THE FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

The Homewood Suites Hotel - Jackson is a 91 suite hotel, located in Ridgeland, Mississippi, which opened for business on February 20, 1997. The Hotel specializes in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on-site convenience stores and grocery shopping services.

Economic conditions in the area in which the Hotel is located impact revenues and the ability to collect accounts receivable.

The Hotel has been owned and managed by an affiliate of Promus Hotels, Inc. (the Owner) throughout the financial statement periods. The Owner has a contract pending to sell the Hotel to an affiliate of Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the financial statements have been presented on a pretax basis.

NOTE 2 - SIGNIFICANT ACCOUNTING POLCIIES

Property - The hotel property is recorded at cost. Depreciation has been recorded straight-line using the following lives:

                                                              Life
   Land Improvements                                      10-15 Years
   Buildings and Improvements                             15-35 Years
   Furniture, Fixtures and Equipment                       3-10 Years









(Continued)

                         HOMEWOOD SUITES HOTEL - JACKSON

                        NOTES TO THE FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997


NOTE 2- SIGNIFICANT ACCOUNTING POLICIES, Continued

Major renewals, betterments and improvements are capitalized, while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period. Construction in progress represents Hotel assets under construction. At the point construction is completed and the Hotel is ready to be placed in service, the costs are reclassified to investment in Hotel property for financial statement presentation. Construction in progress totaling $5,186,984 was reclassified to investment in hotel property during 1997.

Estimates - The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

Annually, management of the hotel reviews the carrying value and remaining depreciable lives of the Hotel property and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

Cash - Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

Advertising - Advertising costs are expensed in the period incurred.

Pre-Opening   Expenses  -  Pre-opening  expenses  represent  operating  expenses incurred prior to initial opening of the Hotel. In 1997, pre-opening expenses of $211,749, were expensed as incurred.









(Continued)

                         HOMEWOOD SUITES HOTEL - JACKSON

                        NOTES TO THE FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, Continued

Inventories - The Hotel maintains supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Owner allocates a monthly accounting fee of $1,000 to the Hotel. These fees totaled $12,000 in 1998 and $10,338 in 1997. The Owner also charges the Hotel a fee for corporate advertising, training and reservations equal to four percent of net suite revenue. These fees totaled $84,634 in 1998 and $53,614 in 1997. In 1998, the Owner charged a franchise fee of $84,634 to the Hotel, also computed at four percent of suite revenue. No franchise fee was charged in 1997. Effective in 1999, the Owner will be charging a "base management fee" of three percent of suite revenue to the hotel.

The acquisition cost of the property and related furnishings and equipment was financed by the Owner. The Owner allocated interest to the property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotel's normal depreciation policy. Interest capitalized and included in the cost basis of the Hotel totaled $235,723 in 1997.

On most property and equipment purchases, excluding base hotel construction contracts, the following fees paid to Promus Hotels, Inc. have been capitalized:

           Purchase Fee  - 4% of Asset Cost
           Project Management Fee - 4.5% and 5.5.% of labor portion of capitalized asset costs in 1998 and 1997, respectively.

The Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of the Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotel by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the Owner. Accordingly, the net amounts have been included in shareholders' equity with 1998 and 1997 intercompany/intracompany transfers being reflected as net capital contributions or distributions.

                         HOMEWOOD SUITES HOTEL - JACKSON

                            BALANCE SHEET (unaudited)

                                 AUGUST 31, 1999


                                     ASSETS


CURRENT ASSETS
   Cash                                                          $       43,476
   Accounts Receivable, Net                                             227,188
   Prepaids and Other                                                    25,350
                                                                ---------------

           TOTAL CURRENT ASSETS                                         296,014
                                                                ---------------
INVESTMENT IN HOTEL PROPERTY
   Land and Improvements                                                754,803
   Buildings and Improvements                                         5,278,927
   Furniture, Fixtures and Equipment                                  1,197,295
                                                                ---------------

           TOTAL                                                      7,231,025
   Less:  Accumulated Depreciation                                   (1,082,506)
                                                                ---------------
           NET INVESTMENT IN HOTEL PROPERTY                           6,148,519
                                                                ---------------
           TOTAL ASSETS                                         $     6,444,533
                                                                ===============


















The accompanying notes are an integral part of this financial statement.

                      LIABILITIES AND SHAREHOLDERS' EQUITY


CURRENT LIABILITIES
   Accounts Payable                                             $         1,626
   Accrued Taxes                                                         69,100
   Accrued Expenses - Other                                              47,842
                                                                ---------------

           TOTAL CURRENT LIABILITIES                                    118,568
                                                                ---------------
SHAREHOLDERS' EQUITY
   Contributed Capital                                                5,625,316
   Retained Earnings                                                    700,649
                                                                ---------------
           TOTAL SHAREHOLDERS' EQUITY                                 6,325,965
                                                                ---------------



           TOTAL LIABILITIES AND SHAREHOLDERS'
             EQUITY                                             $     6,444,533
                                                                ===============

                         HOMEWOOD SUITES HOTEL - JACKSON

                  STATEMENT OF SHAREHOLDERS' EQUITY (UNAUDITED)

             FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999


                                                                                                   Total
                                                   Contributed               Retained          Shareholders'
                                                       Capital               Earnings              Equity

Balances, January 1, 1999                          $     6,046,570       $       369,131       $     6,415,701

Net Income                                                       -               331,518               331,518

Capital Distributions, Net                                (421,254)                    -              (421,254)
                                                   ---------------       ---------------       ---------------

Balances, August 31, 1999                          $     5,625,316       $       700,649       $     6,325,965
                                                   ===============       ===============       ===============












The accompanying notes are an integral part of this financial statement.

                         HOMEWOOD SUITES HOTEL - JACKSON

                          INCOME STATEMENT (UNAUDITED)

             FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999


GROSS OPERATING REVENUE
   Suite Revenue                                                $     1,487,301
   Other Customer Revenue                                               112,292
                                                                ---------------

           TOTAL REVENUE                                              1,599,593
                                                                ---------------
EXPENSES
   Property and Operating                                               636,068
   General and Administrative                                            51,587
   Advertising and Promotion                                             75,268
   Utilities                                                             50,426
   Real Estate and Personal Property Taxes,
     and Property Insurance                                              62,589
   Depreciation Expense                                                 284,657
   Franchise and Management Fees                                        107,480
                                                                ---------------

           TOTAL EXPENSES                                             1,268,075
                                                                ---------------
           NET INCOME                                           $       331,518
                                                                ===============











The accompanying notes are an integral part of this financial statement.

                         HOMEWOOD SUITES HOTEL - JACKSON

                       STATEMENT OF CASH FLOWS (UNAUDITED)

             FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999



CASH FLOWS FROM (TO) OPERATING ACTIVITIES
   Net Income                                          $       331,518
                                                       ---------------
   Adjustments to Reconcile Net Income to Net Cash
     Provided by Operating Activities:
       Depreciation                                            284,657
       Change in:
         Accounts Receivable                                   (78,983)
         Accounts Payable                                      (96,599)
         Accrued Taxes                                         (18,375)
         Accrued Expenses - Other                                6,808
                                                       ---------------

   Net Adjustments                                              97,508
                                                       ---------------
           NET CASH FLOWS FROM OPERATING
             ACTIVITIES                                        429,026

CASH FLOWS FROM INVESTING ACTIVITIES
   Net Disposal of Investment in Hotel Property                    948

CASH FLOWS TO FINANCING ACTIVITIES
   Net Equity Distributions                                   (421,254)
                                                       ---------------
           NET INCREASE IN CASH                                  8,720

           CASH, JANUARY 1, 1999                                34,756
                                                       ---------------

           CASH, AUGUST 31, 1999                       $        43,476
                                                       ===============








The accompanying notes are an integral part of this financial statement.

                         HOMEWOOD SUITES HOTEL - JACKSON

                  NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

             FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999




NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

The Homewood Suites Hotel - Jackson is a 91 suite hotel, located in Ridgeland, Mississippi, which opened in February, 1997. The Hotel specializes in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on-site convenience stores and grocery shopping services.

Economic conditions in the area in which the Hotel is located impact revenues and the ability to collect accounts receivable.

The Hotel has been owned and managed by an affiliate of Promus Hotels, Inc. (the Owner) throughout the financial statement period. The Owner has a contract pending to sell the Hotel to an affiliate of Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the financial statements have been presented on a pretax basis.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Property - The Hotel property is recorded at cost. Depreciation has been recorded straight-line using the following lives:

                                                         Life
   Land Improvements                                  10-15 Years
   Buildings and Improvements                         15-35 Years
   Furniture, Fixtures and Equipment                   3-10 Years







(Continued)

                         HOMEWOOD SUITES HOTEL - JACKSON

                  NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

             FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999




NOTE 2- SIGNIFICANT ACCOUNTING POLICIES, Continued

Major renewals, betterments and improvements are capitalized, while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period.

Estimates - The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

Annually, management of the Hotel reviews the carrying value and remaining depreciable lives of the Hotel property and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

Cash - Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

Advertising - Advertising costs are expensed in the period incurred.

Inventories - The Hotel maintains supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.





 (Continued)

                         HOMEWOOD SUITES HOTEL - JACKSON

                  NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

             FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999




NOTE 3 - RELATED PARTY TRANSACTIONS

During the period January 1, 1999 through August 31, 1999, the following Owner related fees were expensed.

       Fee Type                      Basis for Determination       Total Expense

Accounting Fees                      $1,000 per month              $       8,000
Corporate Advertising, Training
   and Reservations                  4% of net suite revenue              59,492
Franchise Fees                       4% of net suite revenue              59,492
Management Fees                      3% of net suite revenue              47,988

The acquisition cost of the property and related furnishings and equipment was financed by the Owner. The Owner allocated interest to the property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotel's normal depreciation policy.

On most property and equipment purchases, excluding base hotel construction contracts, the following fees paid to Promus Hotels, Inc. have been capitalized:

           Purchase Fee  - 4% of Asset Cost
           Project Management Fee - 4.5% of labor portion of capitalized asset costs

The Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of the Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotel by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the Owner. Accordingly, the net amounts have been included in shareholders' equity with intercompany/intracompany transfers being reflected as net capital distributions.

APPLE SUITES, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 1999 (UNAUDITED)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple Suites, Inc. (the "Company) is presented as if the acquisition of the seven Homewood Suites hotels from Promus Hotels, Inc. ("Promus") had occurred on September 30, 1999. See Note A for individual hotel details. Such information is based in part upon the consolidated balance sheet of the Company. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 1999, nor does it purport to represent the future financial position of the Company.


                                                                                       Homewood           Homewood
                                                                      Historical        Suites             Suites
                                                                       Balance      Acquisition (AII)  Acquisition (AIII)    Total
                                                                        Sheet          Adjustments        Adjustments       Proforma
                                                                     --------------------------------------------------------------
ASSETS

Investment in hotel properties                                      $ 36,292,592   $ 51,081,600 (A)   $  5,962,920(A)   $ 93,337,112
Cash and cash equivalents                                             10,924,786    (10,924,786)(D)             --                --
Rent receivable from Apple Suites Management, Inc.                       417,306             --                 --           417,306
Due from Apple Suites Management, Inc.                                   301,636             --                 --           301,636
Prepaid expenses                                                           4,522             --                 --             4,522
Other assets                                                              48,577             --                 --            48,577
                                                                    ----------------------------------------------------------------

Total Assets                                                        $ 47,989,419   $ 40,156,814       $  5,962,920      $ 94,109,153
                                                                    ================================================================

LIABILITIES and SHAREHOLDERS' EQUITY

Liabilities
Notes payable                                                       $ 26,625,000   $ 37,560,000 (B)   $  4,384,500 (B)  $ 68,569,500
Accounts payable                                                           8,303             --                 --             8,303
Accrued expenses                                                         664,082             --                 --           664,082
                                                                    ----------------------------------------------------------------

Total Liabilities                                                     27,297,385     37,560,000          4,384,500        69,241,885

Shareholders' equity
Common stock, no par value, authorized 200,000,000
   shares; issued and outstanding 2,532,147 shares                    20,629,326      2,596,814 (C)      1,578,420 (C)    24,804,560

Class B convertible stock, no par value, authorized 240,000
   shares; issued and outstanding 240,000  shares                         24,000             --                 --            24,000
Net income  greater than distributions                                    38,708             --                 --            38,708
                                                                    ----------------------------------------------------------------

Total Shareholders' Equity                                            20,692,034      2,596,814          1,578,420        24,867,268
                                                                    ----------------------------------------------------------------

Total Liabilities and Shareholders' Equity                          $ 47,989,419   $ 40,156,814       $  5,962,920      $ 94,109,153
                                                                    ================================================================


Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A) Increase represents the purchase of 7 hotels, including the 2% acquisition fee payable to Apple Suites Realty Group, Inc. The hotels acquired are as follows:



                                                                                                   2%
                                           Date Commenced          Date           Purchase     Acquisition                   Debt
          Property                           Operations          Acquired           Price          Fee         Total       Incurred
------------------------------------------------------------------------------------------------------------------------------------

II        Homewood Suites-Atlanta, GA          1990         October 1, 1999     $ 9,800,000   $   196,000   $ 9,996,000  $ 7,350,000
II        Homewood Suites-Clearwater, FL   February 1998   November 24, 1999     10,416,000       208,320    10,624,320    7,812,000
II        Homewood Suites-Salt Lake, UT        1996        November 24, 1999      5,153,000       103,060     5,256,060    3,864,750
II        Homewood Suites-Atlanta, GA          1990        November 24, 1999      4,033,000        80,660     4,113,660    3,024,750
II        Homewood Suites-Detroit, MI          1990        November 24, 1999      4,330,000        86,600     4,416,600    3,247,500
II        Homewood Suites-Baltimore, MD      March 1998    November 24, 1999     16,348,000       326,960    16,674,960   12,261,000
III       Homewood Suites-Jackson, MS      February 1997   December 22, 1999      5,846,000       116,920     5,962,920    4,384,500
                                                                                ----------------------------------------------------

                    Total                                                       $55,926,000   $ 1,118,520   $57,044,520  $41,944,500


(B) Represents the debt incurred at acquisition. The notes bear interest of 8.5% per annum. The maturity date for the note in the amount of $7,350,000 is October 1, 2000,the maturity date for the note in the amount of $30,210,000 is December 1, 2000 and the maturity date of the note in the amount of $4,384,500 is January 1, 2001. The Company is required to make monthly principal payments in the amount of the equity proceeds received during a month in excess of offering expenses.
(C) Increase to common stock to reflect the net proceeds from the sale of common stock from the Company's continuous offering used to purchase these hotels.
(D)  Reflects the use of cash on hand to purchase these hotels.

APPLE SUITES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED)

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple Suites, Inc. (the "Company") are presented as if the acquisition of the eleven Homewood Suites hotels from Promus Hotels, Inc. ("Promus") had occurred at the beginning of the periods presented or date placed into service by Promus if later (See Note A) and all of the hotels had been leased to Apple Suites Management, Inc. (the "Lessee") pursuant to the
Percentage Leases. Such pro forma information is based in part upon the Consolidated Statements of Operations of the Company, the Pro Forma Statements of Operations of the Lessee and the historical Statements of Operations of the acquired hotels. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the periods presented are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of the beginning of the periods presented, nor does it purport to represent the results of operations for future periods. The lease agreements between the Company and the Lessee were based on economic conditions existing at the time of acquisition. Applicaton of these agreements to periods prior to the acquisition may not be meaningful. The most significant assumption which may not be indicative of future operations is the amount of financial leverage employed. These Pro Forma statements assume 75% of the purchase price was funded with debt for the entire periods presented. The Company intends to repay this debt with the proceeds from its "best efforts" offering. This repayment of debt would result in lower interest expense, higher net income, but lower earnings per share.

For the twelve months ended December 31, 1998 (unaudited)


                                                                  Pro forma
                                                                 Adjustments
                                        Historical         Homewood          Homewood             Homewood
                                       Statement of         Suites            Suites               Suites               Total
                                        Operations    Acquisition (A I)   Acquisition (A II)  Acquisition (A III)     Pro Forma
                                        ----------    -----------------   ------------------ -------------------     ---------
Revenue:
   Percentage lease revenue               $ --      $6,526,922 (B)      $5,241,307 (B)         $1,070,700 (B)     $12,838,929
   Interest income and other income         --              --                  --                     --                  --

Expenses:
   Taxes and insurance                      --       1,040,638 (C)         432,979 (C)             89,387 (C)       1,563,004
   General and administrative               --          90,175 (D)          86,477 (D)             65,659 (D)         242,311
   Depreciation                             --       1,256,071 (E)       1,155,328 (E)            199,487 (E)       2,610,686
   Interest expense                         --       2,688,125 (F)       2,338,818 (F)            372,683 (F)       5,399,626
                                         --------   -----------         -----------            ----------         -----------
Total expenses                              --       5,075,009           4,013,602                727,216           9,815,827
                                         --------   -----------         -----------            ----------         -----------
Net income                                $ --      $1,451,913          $1,227,705             $  343,484         $ 3,023,102
                                         ========   ===========         ===========            ==========         ===========
Earnings per common share:
   Basic and Diluted                      $ --                                                                    $      1.11
                                         ========                                                                 ===========

Basic and diluted weighted average
   common shares outstanding                --       1,412,531 (G)       1,132,040 (G)            176,360 (G)       2,720,931
                                         ========                                                                 ============

For the nine months ended September 30, 1999 (unaudited)

                                                                        Pro forma
                                                                       Adjustments
                                                Historical     Homewood            Homewood          Homewood
                                               Statement of     Suites              Suites            Suites               Total
                                                Operations   Acquisition (A I)  Acquisition (A II) Acquisition (A III)    Pro Forma
                                                ----------   -----------------  -----------------  -------------------    ---------
Revenue:
   Percentage lease revenue                    $ 417,306   $4,510,833(B)        $4,853,958(B)       $855,420(B)        $10,637,517
   Interest income and other income               64,370         -                       -                 -                64,370

Expenses:
   Taxes and insurance                            79,729      822,599(C)           529,548(C)         70,413(C)          1,502,289
   General and administrative                     36,028       67,221(D)            66,676(D)         49,244(D)            219,169
   Depreciation                                   97,510      931,211(E)           953,304(E)        149,615(E)          2,131,640
   Interest expense                              229,701    1,977,313(F)         1,925,888(F)        279,512(F)          4,412,414
                                                 -------   ----------           ----------          --------           -----------

Total expenses                                   442,968    3,798,344            3,475,416           548,784             8,265,511

Net income                                     $  38,708   $  712,490           $1,378,542          $306,636           $ 2,436,376
                                              ==========   ==========           ==========          ========           ===========


Earnings per common share:
   Basic and Diluted                           $    0.02                                                               $      0.83
                                              ==========   ==========           ==========          ========           ===========
Basic and diluted weighted average
   common shares outstanding                   2,286,052         -   (G)           461,427(G)        176,360(G)          2,923,838
                                              ==========   ==========           ==========          ========           ===========


Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited)

(A) Represents results of operations for the eleven hotels acquired on a pro forma basis as if the eleven hotels were owned by the Company at the beginning of the periods presented or date placed into service by Promus if later, see below.

                                             Date Commenced           Date
             Property                          Operations           Acquired
--------------------------------------------------------------------------------

I            Homewood Suites-Dallas, TX          1990          September 1, 1999
I            Homewood Suites-Las Colinas, TX     1990          September 1, 1999
I            Homewood Suites-Plano, TX           1997          September 1, 1999
I            Homewood Suites-Richmond. VA      May 1998        September 1, 1999
I            Homewood Suites-Atlanta, GA         1990           October 1, 1999
--------------------------------------------------------------------------------
II           Homewood Suites-Clearwater, FL  February 1998     November 24, 1999
II           Homewood Suites-Salt Lake, UT       1996          November 24, 1999
II           Homewood Suites-Atlanta, GA         1990          November 24, 1999
II           Homewood Suites-Detroit, MI         1990          November 24, 1999
II           Homewood Suites-Baltimore, MD     March 1998      November 24, 1999
--------------------------------------------------------------------------------
III          Homewood Suites-Jackson, MS     February 1997     December 22, 1999

     Since three of the hotels (Richmond, VA, Clearwater, FL, and Baltimore, MD) were under construction in 1998 and full operations did not commence until the respective dates, no pro forma adjustments were made for the periods prior to completion.
(B) Represents lease payment from the Lessee to the Company calculated on a pro forma basis by applying the rent provisions in the Percentage Leases to the historical room revenue of the hotels as if the beginning of the period was the beginning of the lease year. The base rent and the percentage rent will be calculated and paid based on the terms of the lease agreement. Refer to the Master Hotel Lease Agreement section to Report for details.
(C) Represents historical real estate and personal property taxes and insurance which will be paid by the Company pursuant to the Percentage Lease agreements. Such amounts are the historical amounts paid by the respective hotels.
(D) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company and anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company.
(E) Represents the depreciation on the eleven hotels acquired based on the purchase price, excluding amounts allocated to land, of $37,450,320 for the first acquisition, $34,954,481 for the second acquisition, and $5,485,886 for the third acquisition, for the period of time not owned by the Company. The weighted average life of the depreciable assets was 27.5 years. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general. Depreciable assets of $31,913,270 did not commence depreciation until the respective opening dates.
(F) Represents the interest expense for the eleven hotel acquisitions for the period in which the hotels were not owned. Interest was computed using the interest rates of 8.5% on mortgage debt of $33,975,000 for the first acquisition, $30,210,000 for the second acquisition and $4,384,500 for the third acquisition that was incurred at acquisition.
(G) Represents additional common shares assuming the properties were acquired at the beginning of the periods presented with the net proceeds from the "best efforts" offering of $9 per share (net $8.06 per share) for the first $15,000,000 in proceeds and $10 per share (net $8.95 per share) for the remainder.

APPLE SUITES MANAGEMENT, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE NINE MONTHS ENDED SEPTEMBER 30, 1999 (unaudited)

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple Suites Management, Inc. (the "Lessee") are presented as if the eleven hotels purchased from Promus Hotels, Inc. ("Promus") had been leased from Apple Suites, Inc. (the "Company") pursuant to the Percentage Leases from the beginning of periods presented or date placed into service by Promus (see Note A). Further, the results of operations reflect the Management Agreement and License Agreement entered into between Promus and the Lessee or affiliate to operate the acquired hotels. The lease agreements between the Company and the Lessee were based on economic conditions existing at the time of of acquisition. Application of these agreements to periods prior to the acquisition may not be meaningful. Such pro forma information is based in part upon the Consolidated Statements of Operations of the Lessee and the Homewood Suites Hotels and should be read in conjunction with the financials statement contained herein.
In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the periods are not necessarily indicative of what the actual results of operations of the Lessee would have been assuming such transactions had been completed as of the beginning of the periods presented, nor does it purport to represent the results of operations for the future periods.

For the twelve months ended December 31, 1998 (unaudited)

                                  Historical    Homewood             Homewood            Homewood
                                 Statement of    Suites               Suites              Suites         Pro Forma       Total
                                 Operations   Acquisitions(A I)  Acquisitions(A II)  Acquisition(A III) Adjustments    Pro Forma
                                 ----------   -----------------  ------------------  ------------------ -----------    ---------
Revenues:
   Suite revenue                     $ -    $ 14,075,852       $ 10,812,372          $ 2,115,861            -         $ 27,004,085
   Other income                        -         811,817            733,318              161,811            -            1,706,946

Expenses:
   Operating expenses                  -       5,586,712          4,748,240              927,878            -           11,262,830
   General and administrative          -         348,088            315,165               69,009       (124,000)(B)
                                                                                                         50,000 (C)        658,262
   Advertising and promotion           -         648,273            502,899              128,067     (1,083,952)(D)
                                                                                                      1,080,163 (E)      1,275,450
   Utilities                           -         626,269            543,828               87,815            -            1,257,912
   Taxes and insurance                 -       1,040,638            432,979               89,387     (1,563,004)(F)             -
   Depreciation expense                -       2,394,294          2,214,501              417,551     (5,026,346)(G)             -
   Franchise fees                      -         563,035            432,494               84,634     (1,080,163)(H)
                                                                                                      1,080,163 (I)      1,080,163
   Management fees                     -               -                  -                    -      1,273,441 (K)      1,273,441
   Rent expense-Apple Suites, Inc.     -               -                  -                    -     12,838,929 (L)     12,838,929
   Other                               -         226,964            349,961                    -       (576,925)(M)             -
                                    ------    -----------      ------------          -----------    -----------       ------------

Total expenses                         -      11,434,273          9,540,067            1,804,341      6,868,307         29,646,988

Income before income tax               -       3,453,396          2,005,623              473,331     (6,868,307)          (935,957)

     Income tax expense                -               -                  -                    -              -                  -
                                    ------    -----------      ------------          -----------    -----------       ------------

Net income                          $ -      $ 3,453,396        $ 2,005,623           $ 473,331    $(6,868,307)       $   (935,957)
                                    ======   ===========       ============          ==========    ============       ============

For the nine months ended September 30, 1999 (unaudited)

                                 Historical      Homewood             Homewood            Homewood
                                Statement of      Suites               Suites               Suites          Pro Forma    Total
                                 Operations  Acquisitions (A I)   Acquisitions (A II) Acquisition (A III)  Adjustments Pro Forma
                                 ----------  ------------------   ------------------- -------------------  ----------- ---------
 Revenues:
   Suite revenue                 $ 961,604    $ 9,818,797        $ 9,885,579          $ 1,673,214             -        $ 22,339,194
   Other income                     59,548        560,096            580,287              126,329             -           1,326,260

Expenses:
   Operating expenses              259,098      3,794,204          3,984,624              715,577             -           8,753,503
   General and administrative       85,676        250,317            245,792               58,035        (99,000)(B)
                                                                                                          37,500 (C)        578,320
   Advertising and promotion        93,237        438,985            475,007               84,677       (855,109)(D)
                                                                                                         855,104 (E)      1,091,901
   Utilities                        26,101        354,113            451,112               56,729             -             888,055
   Taxes and insurance                   -        822,599            529,548               70,413     (1,422,560)(F)            -
   Depreciation expense                  -      1,783,021          1,814,014              320,239     (3,917,274)(G)            -
   Franchise fees                   38,464        392,757            395,423               66,929       (855,109)(H)
                                                                                                         855,104 (I)        893,568
   Management fees                  40,769        311,275            313,854               53,987       (679,115)(J)
   Rent expense-Apple Suites, Inc. 417,306              -                  -                    -      1,000,772 (K)      1,041,542
                                                                                                      10,220,211 (L)     10,637,542
   Other                            15,425              -                  -                    -             -              15,425
                                 ---------     ----------        -----------           ----------    -----------         ----------
Total expenses                     976,076      8,147,271          8,209,374            1,426,586      5,140,524         23,899,831

Income before income tax            45,076      2,231,622          2,256,492              372,957     (5,140,524)          (234,377)

     Income tax expense             18,030              -                  -                    -        (18,030)(N)              -
                                 ---------    -----------        -----------           ----------    -----------         ----------
Net income                       $  27,046    $ 2,231,622        $ 2,256,492           $  372,957    $(5,122,495)        $ (234,378)
                                 =========    ===========        ===========           ==========    ===========         ==========

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited)

(A) Represents results of operations for the eleven Homewood Suites hotel acquisitions on a pro forma basis as if the hotels acquired were leased and operated by the Lessee at the beginning of the periods presented or date placed into service by Promus, see below. The hotels acquired are as follows:

                                                                        Date Commenced                             Date
         Property                                                        Operations                              Acquired
-----------------------------------------------------------------------------------------------------------------------------------
I         Homewood Suites-Dallas, TX                                        1990                            September 1, 1999
I         Homewood Suites-Las Colinas, TX                                   1990                            September 1, 1999
I         Homewood Suites-Plano, TX                                         1997                            September 1, 1999
I         Homewood Suites-Richmond. VA                                    May 1998                          September 1, 1999
I         Homewood Suites-Atlanta, GA                                       1990                             October 1, 1999
-----------------------------------------------------------------------------------------------------------------------------------
II        Homewood Suites-Clearwater, FL                                February 1998                       November 24, 1999
II        Homewood Suites-Salt Lake, UT                                     1996                            November 24, 1999
II        Homewood Suites-Atlanta, GA                                       1990                            November 24, 1999
II        Homewood Suites-Detroit, MI                                       1990                            November 24, 1999
II        Homewood Suites-Baltimore, MD                                  March 1998                         November 24, 1999
-----------------------------------------------------------------------------------------------------------------------------------
III       Homewood Suites-Jackson, MS                                   February 1997                       December 22, 1999

         Since three hotels were under construction in 1998 and full operations did not commence until the respective dates, no pro forma adjustments were made prior to the date the hotel commenced operations.
(B) Represents the elimination of the historical accounting fee allocated to the hotels by the prior owner.
(C) Represents the addition of the anticipated legal and accounting and other expenses to operate as a stand alone company.
(D) Represents the elimination of the historical advertising, training and reservation fee allocated to the hotels by the prior owner.
(E) Represents the addition of the marketing fee to be incurred under the new license agreements. The marketing fee is calculated based on the terms of the license agreements which is 4% of suite revenue.
(F) Represents the elimination of the taxes and insurance. Under the terms of the lease these expenses will be incurred by the Company and, accordingly, are reflected in the Company's Pro Forma Condensed Consolidated Statement of Operations.
(G) Represents the elimination of the depreciation expense. This expense will be reflected in the Company's Pro Forma Condensed Consolidated Statement of Operations.
(H) Represents the elimination of the historical franchise fee allocated to the hotels by the prior owner.
(I) Represents the addition of franchise fees to be incurred under the new license agreement. The franchise fees are calculated based on the terms of the agreement, which is 4% of suite revenue.
(J) Represents the elimination of the historical management fees for the nine months ended September 30, 1999.
(K) Represents the addition of the management fees of 4% of gross revenue and the accounting fee $1,000 per hotel per month to be incurred under the new management agreements for the period presented.
(L) Represents lease payments from the Lessee to the Company calculated on a pro forma basis by applying the rent provisions in the Percentage Leases to the historical room revenue of the hotels as if the beginning of the period was the beginning of the lease year. The base rent and the percentage rent will be calculated and paid based on the terms of the lease agreement. Refer to the Master Hotel Lease Agreement section to Report for details.
(M) Represents the elimination of pre-opening operating expenses not incurred by the Lessee.
(N) Represents the reduction of estimated tax liability at September 30, 1999 based on net loss for the proforma period.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                          Apple Suites, Inc.


Date: January 6, 2000                        By:      /s/ Glade M. Knight
                                                 ----------------------------
                                                 Glade M. Knight,
                                                 Chief Executive Officer of
                                                 Apple Suites, Inc.